UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 20, 2014

WPCS INTERNATIONAL INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-34643	98-0204758
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 Railroad Avenue, Suisun City, California 94585

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (707) 421-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.         Entry into a Material Definitive Agreement.

Item 3.02          Unregistered Sales of Equity Securities.

Item 5.03          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 20, 2014, WPCS International Incorporated (the “Company”) filed with the Secretary of State of the State of Delaware a Certificate of Designations, Preferences and Rights of Series F-1 Convertible Preferred Stock (the “Series F-1 Certificate of Designation”) and a Certificate of Designations, Preferences and Rights of Series G-1 Convertible Preferred Stock (the “Series G-1 Certificate of Designation”). Also on November 20, 2014 (the “Closing Date”), the Company entered into eight Amendment, Waiver and Exchange Agreements (collectively, the “Exchange Agreements”) with eight holders (the “Holders”) of outstanding notes, warrants and preferred stock of the Company previously purchased through a Securities Purchase Agreement dated December 4, 2012 (the “2012 SPA”), an Amendment, Waiver and Exchange Agreement, dated October 25, 2013 (the “2013 Amendment”) and a Securities Purchase Agreement dated December 17, 2013, as amended (the “2013 SPA”).

Pursuant to the 2012 SPA, the Holders purchased (i) senior secured convertible notes, which as of the Closing Date, had an outstanding aggregate principal amount of $313,568.00  (collectively, the “2012 Notes”), which are convertible into shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”) and (ii) warrants, which as of the Closing Date, allowed the Holders to purchase an aggregate of 1,161,567 shares of Common Stock (collectively, the “2012 Warrants”).  Pursuant to the 2013 Amendment, the Holders exchanged the 2012 Warrants for  warrants, which as of the Closing Date, allowed the Holders to purchase an aggregate of 1,161,567 shares of Common Stock (collectively, the “Amendment Warrants”).  Pursuant to the 2013 SPA, the Holders purchased (i) shares of series E convertible preferred stock (the “Series E Preferred Stock”), which as of the Closing Date, an aggregate of 1,644 were owned by the Holders and are convertible into shares of Common Stock and (ii) warrants, which as of the Closing Date, allowed the holders to purchase an aggregate of 1,011,397 shares of Common Stock (collectively, the “2013 Warrants,” and together with the 2012 Warrants and the Amendment Warrants, the “Warrants”).

Pursuant to the Exchange Agreements, the Holders exchanged (i) the 2012 Notes for an aggregate of 11,365 shares of newly designated Series F-1 convertible preferred stock, par value $0.001 (the “Series F-1 Preferred Stock”); (ii) the Series E Preferred Stock for promissory notes in an aggregate principal amount of $1,644,000 (collectively, the “2014 Notes”) and 2,194 shares of series G-1 convertible preferred stock, par value $0.001 (the “Series G-1 Preferred Stock”); and (iii) the Warrants for 1,774 shares of Series G-1 Preferred Stock. The Series F-1 Preferred Stock and Series G-1 Preferred Stock were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

The 2014 Notes mature on September 30, 2015 and accrue no interest. Upon and during an event of default, the 2014 Notes shall accrue interest daily at a rate of twenty-five percent (25%), compounding monthly. The Company has the right to redeem the 2014 Notes at any time. If the 2014 Notes are not repaid prior to October 5, 2015, the Company will be obligated to pay an additional 25% redemption premium. In addition, if the Company sells any securities, then the Company will redeem 17% of the 2014 Notes with the net proceeds of such offering. Upon an event of default, the Holders have the right to require the Company to redeem the 2014 Notes, with a 25% redemption premium upon the occurrence of certain events of default.

Under the terms of the Series F-1 Certificate of Designation, each share of Series F-1 Preferred Stock has a stated value of $1,000 and is convertible into shares of Common Stock equal to the stated value (and all accrued but unpaid dividends) divided by the conversion price of $1.00 per share (subject to adjustment in the event of stock splits and dividends).  The Series F-1 Preferred Stock accrues dividends at a rate of 8% per annum, payable quarterly in arrears in cash or in kind, subject to certain conditions being met.  The Series F-1 Preferred Stock contains a three year “make-whole” provision such that if the Series F-1 Preferred Stock is converted prior to the third anniversary of the date of original issuance, the holder will be entitled to receive the remaining amount of dividends that would accrued from the of the conversion until such third year anniversary.  The Company is prohibited from effecting the conversion of the Series F-1 Preferred Stock to the extent that, as a result of such conversion, the holder beneficially owns more than 9.99%, in the aggregate, of the issued and outstanding shares of the Company’s common stock calculated immediately after giving effect to the issuance of shares of common stock upon the conversion of the Series F-1 Preferred Stock.

Under the terms of the Series G-1 Certificate of Designation, each share of Series G-1 Preferred Stock has a stated value of $1,000 and is convertible into shares of Common Stock equal to the stated value (and all accrued but unpaid dividends) divided by the conversion price of $0.815 per share (subject to adjustment in the event of stock splits and dividends).  The Series G-1 Preferred Stock accrues dividends at a rate of 8% per annum, payable quarterly in arrears in cash or in kind, subject to certain conditions being met.  The Series G-1 Preferred Stock contains a three year “make-whole” provision such that if the Series G-1 Preferred Stock is converted prior to the third anniversary of the date of original issuance, the holder will be entitled to receive the remaining amount of dividends that would accrued from the of the conversion until such third year anniversary.  The Company is prohibited from effecting the conversion of the Series G-1 Preferred Stock to the extent that, as a result of such conversion, the holder beneficially owns more than 9.99%, in the aggregate, of the issued and outstanding shares of the Company’s common stock calculated immediately after giving effect to the issuance of shares of common stock upon the conversion of the Series G-1 Preferred Stock.

Pursuant to the Exchange Agreement, the Company agreed to use its reasonable best efforts to obtain its stockholders’ approval at the next annual stockholder meeting or a special meeting of stockholders for the increase of the number of shares of Common Stock authorized for issuance to 75,000,000 (“Stockholder Approval”). The Company agreed to hold the stockholder meeting by December 15, 2014. If, despite the Company’s reasonable best efforts Stockholder Approval is not obtained on or prior to December 15, 2014, the Company agreed to cause an additional annual stockholder meeting to be held annually at which Stockholder Approval will be sought (or if no Annual Meeting of stockholders of the Company is held in any given year, to seek such approval at a special meeting of stockholders of the Company in such given year) until such Stockholder Approval is obtained.

Neither the shares of Series F-1 Preferred Stock nor Series G-1 Preferred Stock shall be convertible until Stockholder Approval is obtained.

The foregoing description of the Exchange Agreements, 2014 Notes, Series F-1 Preferred Stock and Series G-1 Preferred Stock does not purport to be complete and is qualified in their entirety by reference to the complete text of the form of Exchange Agreement, form of 2014 Note, the Series F-1 Certificate of Designation and the Series G-1 Certificate of Designation, which are filed as Exhibits 10.01, 10.02, 3.01 and 3.02, respectively hereto, and which are incorporated herein by reference.

Item 9.01.         Financial Statements and Exhibits.

(d)          Exhibits.

3.01	Certificate of Designations, Preferences and Rights of the Series F-1 Convertible Preferred Stock, filed with the Secretary of State of the State of Delaware on November 20, 2014

3.02	Certificate of Designations, Preferences and Rights of the Series G-1 Convertible Preferred Stock, filed with the Secretary of State of the State of Delaware on November 20, 2014

10.01	Form of Amendment, Waiver and Exchange Agreement

10.02	Form of Promissory Note

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WPCS INTERNATIONAL INCORPORATED

Date: November 20, 2014	By:	/s/ Sebastian Giordano
Sebastian Giordano
Interim Chief Executive Officer